EXHIBIT 5.1

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

January 31, 2003

AmeriGas Partners, L.P.
AmeriGas Eagle Finance Corp.
460 North Gulph Road
King of Prussia, PA 19406

Re:	Registration Statement on Form S-4 Relating to the Exchange Offer for Series B 8 7/8% Senior Notes Due 2011 in the Aggregate Principal Amount of $88,015,000

Ladies and Gentlemen:

We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation (collectively, the “Issuers”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer by the Issuers to exchange (the “Exchange Offer”) Series B 8 7/8% Senior Notes due 2011 in the aggregate principal amount of $88,015,000 (the “Notes”) for the Issuers’ outstanding (i) Series C 8 7/8% Senior Notes due 2011 in the aggregate principal amount of $88,000,000 and (ii) Series A 8 7/8% Senior Notes due 2011 in the aggregate principal amount of $15,000.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, the Indenture dated as of August 21, 2001 (the “Indenture”) between the Issuers and Wachovia Bank, National Association, successor to First Union National Bank, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of May 3, 2002 between the Issuers and the Trustee and the Second Supplemental Indenture dated as of December 3, 2002 between the Issuers and the Trustee (the “Supplemental Indentures,” together with the Indenture, the “Note Indenture”), and the corporate records, documents and statements of the Issuers and AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the “General Partner”), and have made such other and further investigations as we have deemed relevant.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the General Partner.

In rendering the opinion set forth below, we have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) the Notes will have been issued and sold in the Exchange Offer in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iii) the Trustee was validly existing with all requisite power and authority to enter into the Note Indenture and has all requisite power and authority to perform its obligations thereunder, (iv) the Note Indenture has been duly executed and delivered by the Trustee and the Note Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (v) the Notes will have been duly executed by the Issuers, authenticated by the Trustee, and issued and delivered against receipt of the consideration therefor approved by the Issuers and the General Partner, in each case as provided in the Note Indenture.

Based on the foregoing, and subject to all of the qualifications and limitations stated herein, we are of the opinion that the Notes, when issued and delivered, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ MORGAN, LEWIS & BOCKIUS LLP

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